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THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in
any doubt as to the action to be taken, you should seek your own financial advice immediately from your own appropriately authorized independent financial adviser. If you have sold or transferred all of your registered holdings of American Depository Shares, please forward this document and all accompanying documents to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee.
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                          NOTICE OF GUARANTEED DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)
                                    TO TENDER
                   ALL OUTSTANDING AMERICAN DEPOSITORY SHARES
         (EACH AMERICAN DEPOSITARY SHARE REPRESENTING ONE CLASS A SHARE)
                                       OF
                      ANANGEL-AMERICAN SHIPHOLDINGS LIMITED
                        PURSUANT TO THE OFFER TO PURCHASE
                             DATED FEBRUARY 12, 2002
                                       BY
                            SUPERIOR NAVIGATION LTD.

     As set forth under the Section "The Offer - Procedures For Tendering ADSs and Ordinary Shares" in the Offer to Purchase, dated February 12, 2002, and any supplements or amendments thereto (the "Offer to Purchase"), this form (or a copy hereof) must be used to accept the Offer (as defined in the Offer to Purchase) made by Superior Navigation Ltd., a Liberian corporation (the "Offeror"), to purchase for cash all of the outstanding American Depository Shares, each representing one Class A Share (the "ADSs") of Anangel-American Shipholdings Limited (the "Company"), (i) if the ADSs certificates (the "ADSs Certificates") evidencing the ADSs are not immediately available, (ii) if the ADS Certificates and all other required documents cannot be delivered to The Bank of New York, as depositary (the "Depositary"), prior to the Expiration Time (as defined in "Important Information" of the Offer to Purchase) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, mail or transmitted by facsimile transmission to the Depositary. See "The Offer - Procedures For Tendering ADSs and Ordinary Shares" in the Offer to Purchase.

                         The Depositary of the Offer is:
                              THE BANK OF NEW YORK

          By Mail:                         By Hand:                  By Overnight Delivery:
          -------                          -------                   ---------------------
    THE BANK OF NEW YORK             THE BANK OF NEW YORK             THE BANK OF NEW YORK
Tender & Exchange Department     Tender & Exchange Department     Tender & Exchange Department
       P.O. Box 11248              1 Wall Street, 3rd Floor      385 Rifle Camp Road, 5th Floor
    Church Street Station          New York, New York 10286      West Paterson, New Jersey 07424
New York, New York 10286-1248

                                        By Facsimile:
                               (For Eligible Institutions only)
                                      +1 (973) 247-4077

                                     For Confirmation Only
                                          Telephone:
                                       +1 (973) 247-4075

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     The Offer is not being made to (nor will the surrender of ADSs Certificates be accepted from or on behalf of) shareholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

     This Notice of Guaranteed Delivery is not to be used to guarantee a signature. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined under Section "The Offer - Procedures For Tendering ADSs and Ordinary Shares" of the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     By executing this document the undersigned hereby tenders to Superior Navigation, Ltd., a Liberian corporation, on the terms and subject to the conditions set forth in the Offer to Purchase, dated February 12, 2002, and the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of ADSs specified below pursuant to the guaranteed delivery procedures described under Section "The Offer - Procedures For Tendering ADSs and Ordinary Shares" in the Offer to Purchase.

     No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned.

                            PLEASE SIGN AND COMPLETE

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Name(s) of Record Holder(s) (Print):____________________________________________

Number of ADS Shares:_________________________________________________________

Address(es):_______________________ City:____________ State: ________Zip: ______

Area Codes(s) and Tel. No(s).:__________________________________________________

Signature(s) of Record Holder(s): ______________________________________________

Date:___________________________________________________________________________

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Number of ADS Shares: __________________________________________________________

Certificate Number(s) (if available): __________________________________________

[_] Check box if ADSs will be delivered by book-entry transfer

The Depository Trust Company Account Number: ___________________________________

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                                       2

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED


                                    GUARANTEE


                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, an Eligible Institution (as defined under Section "The Offer - Procedures For Tendering ADSs and Ordinary Shares" of the Offer to Purchase), hereby guarantees that the undersigned will deliver to the Depository, at one of its addresses set forth above, either the ADS Certificates, tendered hereby, in proper form for transfer, or Book-Entry Confirmation (as defined in Section "The Offer - Procedures For Tendering ADSs and Ordinary Shares" of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, or in the case of a book-entry delivery of ADSs, an Agent's Message (as defined in Section "The Offer - Procedures For Tendering ADSs and Ordinary Shares" of the Offer to Purchase), and any other required documents, all within three Nasdaq Trading Days (as defined in Section "The Offer - Procedures For Tendering ADSs and Ordinary Shares" of the Offer to Purchase), after the date hereof.

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Name of Firm: __________________________________________________________________

Address:__________________________ City:____________ State: ________Zip: _______

Area Codes(s) and Tel. No(s).:__________________________________________________

Authorized Signature: __________________________________________________________

Full Name (Please Print): ______________________________________________________

Title: _________________________________________________________________________

Date:   ________________________________________________________________________

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NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY;
      CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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